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                                                                     Exhibit 5.1



                                 June 15, 1995

FSI International, Inc.
322 Lake Hazeltine Drive
Chaska, Minnesota 55318

Ladies and Gentlemen

     In connection with the proposed registration under the Securities Act of 1933, as amended, of 3,162,500 shares of Common Stock, no designated par value, of FSI International, Inc., a Minnesota corporation (the "Company") (such number of shares reflects the two-for-one stock split to be distributed to holders of record as of June 13, 1995), we have examined such corporate records and other documents, including the Registration Statement on Form S-3 relating to such shares (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion:

     1. The Company is a corporation duly organized and existing under the laws of the State of Minnesota.

     2. When the Board of Directors of the Company (or a Stock Committee appointed by the Board) determines the price and terms of the shares of Common Stock to be sold by the Company, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock by the Company, and, when issued and sold as contemplated in the Registration Statement, such shares will be legally and validly issued and fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the reference to our firm wherever appearing therein.


                                      Very truly yours,
                                      /s/FAEGRE & BENSON
                                      Professional Limited Liability Partnership

                                      FAEGRE & BENSON
                                      Professional Limited Liability Partnership